ADDENDUM TO CONTRACT
Custody Agreement

Contract dated November 22, 1999, between the C/Fund Series of C/Funds Group, Inc. and Caldwell Trust Company setting forth the terms under which Caldwell Trust Company will serve as Custodian for the Series.

It is agreed that the contract shall be extended from January 1, 2008 through December 31st, 2008. All other terms and conditions of the original contract shall remain the same.

AGREED:

C/Funds Group, Inc. C/Fund Series	Caldwell Trust Company

/s/ Roland G. Caldwell, Jr. By: Roland G. Caldwell, Jr. President	/s/ H. Lee Thacker, Jr. H. Lee Thacker, Jr. Vice President

December 14, 2007	December 14, 2007
Date	Date

ADDENDUM TO CONTRACT
Custody Agreement

Contract dated November 22, 1999, between the C/Growth Stock Fund Series of C/Funds Group, Inc. and Caldwell Trust Company setting forth the terms under which Caldwell Trust Company will serve as Custodian for the Series.

It is agreed that the contract shall be extended from January 1, 2008 through December 31st, 2008. All other terms and conditions of the original contract shall remain the same.

AGREED:

C/Funds Group, Inc. C/Growth Stock Fund Series	Caldwell Trust Company

/s/ Roland G. Caldwell, Jr. By: Roland G. Caldwell, Jr. President	/s/ H. Lee Thacker, Jr. H. Lee Thacker, Jr. Vice President

December 14, 2007	December 14, 2007
Date	Date